Gates Industrial Reports First-Quarter 2026 Results
Denver, CO, May 1, 2026
First-Quarter 2026 Financial Summary
◦First-quarter net sales of $851.1 million, up 0.4% compared to the prior-year period, including a core revenue decrease of 2.9%.
◦Net income attributable to shareholders of $59.7 million, or $0.23 per diluted share.
◦Adjusted Net Income per diluted share of $0.35.
◦Net income from continuing operations of $66.4 million, or a margin of 7.8%.
◦Adjusted EBITDA of $177.4 million, or a margin of 20.8%.
◦Reiterating 2026 full-year guidance.
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific fluid power and power transmission solutions, today reported results for the first quarter ended March 28, 2026.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “We executed well in the first quarter, successfully implementing a new enterprise resource planning system in Europe and continuing to invest in strategic process and growth initiatives. We exited the quarter with solid order rates and our book to bill was nicely above 1. Our cash from operating activities increased compared to the prior year period and our balance sheet is well positioned to support our strategic objectives.”
Jurek continued, “We have reiterated our financial guidance for 2026. I am optimistic about our core growth prospects in 2026 and our strong balance sheet provides us flexibility to strengthen the enterprise and drive shareholder value. I appreciate the effort and diligence of our global Gates team.”
Power Transmission Segment Results

	Three months ended
(USD in millions)	March 28, 2026	March 29, 2025	% Change	% Core Change
Net sales	$533.2	$527.2	1.1%	(2.5%)
Adjusted EBITDA	$112.0	$116.7	(4.0%)
Adjusted EBITDA margin	21.0%	22.1%	(110 bps)
Fluid Power Segment Results

	Three months ended
(USD in millions)	March 28, 2026	March 29, 2025	% Change	% Core Change
Net sales	$317.9	$320.4	(0.8%)	(3.5%)
Adjusted EBITDA	$65.4	$70.6	(7.4%)
Adjusted EBITDA margin	20.6%	22.0%	(140 bps)

2026 Guidance
The Company is maintaining its full year financial guidance for 2026:
•Core sales growth in the range of 1% to 4% year-over-year
•Adjusted EBITDA of $775 million to $835 million
•Adjusted Earnings Per Share of $1.52 to $1.68
•Capital Expenditures of approximately $120 million
•Free Cash Flow conversion exceeding 90%
Share-based metrics in the Company’s guidance do not include the effect of any potential share repurchases.
Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, including expected Core Sales Growth, Adjusted EBITDA, Adjusted Earnings per Share and Free Cash Flow conversion for 2026. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 10:00 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by dialing (888) 414-4601 (domestic) or +1 (646) 960-0313 (international) and requesting the Gates Industrial Corporation First-Quarter 2026 Earnings Conference Call or providing the Conference ID of 5772067. An audio replay of the conference call can be accessed by dialing (800) 770-2030 (domestic) or +1 (647) 362-9199 (international), and providing the passcode 5772067, or by accessing Gates Industrial’s website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse aftermarket channel customers, and to original equipment manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 130 countries across our three commercial regions: the Americas; Europe, Middle East & Africa; and Asia Pacific.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business and financial results (including our order rates, our growth prospects and our capital allocation opportunities), our ability to drive shareholder value and statements regarding our outlook for 2026. Such forward-looking statements are subject to various risks and uncertainties, including, among others, U.S. policies, actions or legislation (including the imposition of tariffs), economic, political and other risks associated with international operations (including as a result of the ongoing conflicts in the Middle East and their impact on supply chains, such as reduced availability of certain of our production materials and increased supply costs, and economic conditions), availability of raw materials or other manufacturing inputs at favorable prices in sufficient quantities, or at a given time, changes in our relationships with, or the financial condition, performance, purchasing power or inventory levels of, of key channel partners, dependence on the continued operation of our manufacturing facilities, supply chains, distribution systems and information technology systems, our ability to forecast demand or meet significant increases in demand and market acceptance of new product introductions and innovations. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended
(USD in millions, except per share amounts)	March 28, 2026	March 29, 2025
Net sales	$851.1	$847.6
Cost of sales	513.1	503.0
Gross profit	338.0	344.6
Selling, general and administrative expenses	226.9	216.2
Transaction-related expenses	0.5	0.4
Asset impairments	—	0.6
Restructuring expenses	0.7	1.6
Operating income from continuing operations	109.9	125.8
Interest expense	29.9	29.6
Other expense	2.1	2.4
Income from continuing operations before taxes	77.9	93.8
Income tax expense	11.5	25.2
Net income from continuing operations	66.4	68.6
Loss on disposal of discontinued operations	0.2	0.3
Net income	66.2	68.3
Less: non-controlling interests	6.5	6.3
Net income attributable to shareholders	$59.7	$62.0

Earnings per share
Basic
Earnings per share from continuing operations	$0.24	$0.24
Earnings per share from discontinued operations	—	—
Earnings per share	$0.24	$0.24

Diluted
Earnings per share from continuing operations	$0.23	$0.24
Earnings per share from discontinued operations	—	—
Earnings per share	$0.23	$0.24

Gates Industrial Corporation plc
Condensed Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of March 28, 2026	As of December 31, 2025
Assets
Current assets
Cash and cash equivalents	$785.3	$812.1
Trade accounts receivable, net	799.6	744.2
Inventories	685.7	700.0
Taxes receivable	37.9	43.4
Prepaid expenses and other assets	180.9	181.8
Total current assets	2,489.4	2,481.5
Non-current assets
Property, plant and equipment, net	599.5	609.0
Goodwill	2,020.6	2,035.2
Pension surplus	7.6	7.6
Intangible assets, net	1,158.7	1,192.4
Right-of-use assets	152.0	137.1
Taxes receivable	1.1	5.4
Deferred income taxes	636.3	640.0
Other non-current assets	49.8	43.2
Total assets	$7,115.0	$7,151.4
Liabilities and equity
Current liabilities
Debt, current portion	$30.9	$36.2
Trade accounts payable	396.9	433.7
Taxes payable	18.6	27.0
Accrued expenses and other current liabilities	232.1	238.5
Total current liabilities	678.5	735.4
Non-current liabilities
Debt, less current portion	2,197.6	2,196.3
Post-retirement benefit obligations	63.1	68.8
Lease liabilities	135.5	124.5
Taxes payable	63.2	62.1
Deferred income taxes	43.8	49.3
Other non-current liabilities	205.5	225.8
Total liabilities	3,387.2	3,462.2
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 253,862,978 (December 31, 2025: authorized shares: 3,000,000,000; outstanding shares: 253,543,540)	2.5	2.6
—Additional paid-in capital	2,631.4	2,633.3
—Accumulated other comprehensive loss	(925.4)	(917.1)
—Treasury shares	(16.5)	(37.5)
—Retained earnings	1,674.9	1,652.7
Total shareholders’ equity	3,366.9	3,334.0
Non-controlling interests	360.9	355.2
Total equity	3,727.8	3,689.2
Total liabilities and equity	$7,115.0	$7,151.4

Gates Industrial Corporation plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended
(USD in millions)	March 28, 2026	March 29, 2025
Cash flows from operating activities
Net income	$66.2	$68.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55.7	52.2
Foreign exchange and other non-cash financing income	(8.9)	(8.2)
Share-based compensation expense	6.3	6.1
Decrease in post-employment benefit obligations, net	(0.2)	(3.0)
Deferred income taxes	(9.3)	(3.1)
Asset impairments	—	0.6
Other operating activities	0.8	2.6
Changes in operating assets and liabilities:
—Accounts receivable	(59.2)	(47.3)
—Inventories	9.3	(15.4)
—Accounts payable	(34.1)	3.1
—Prepaid expenses and other assets	8.3	(22.3)
—Taxes payable	7.2	8.5
—Other liabilities	(11.9)	(34.8)
Net cash provided by operating activities	30.2	7.3
Cash flows from investing activities
Purchases of property, plant and equipment	(16.7)	(17.5)
Purchases of intangible assets	(4.8)	(8.7)
Cash paid under company-owned life insurance policies	(10.6)	(7.0)
Cash received under company-owned life insurance policies	3.7	0.5
Proceeds from the sale of property, plant and equipment	1.3	2.0
Other investing activities	(0.1)	(0.3)
Net cash used in investing activities	(27.2)	(31.0)
Cash flows from financing activities
Issuance of shares	0.5	1.8
Repurchase of shares	(16.6)	(13.0)
Payments of long-term debt	—	(4.7)
Employee taxes paid from shares withheld	(8.6)	(11.5)
Dividends paid to non-controlling interests	—	(2.3)
Other financing activities	(0.4)	5.1
Net cash used in financing activities	(25.1)	(24.6)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(4.7)	6.6
Net decrease in cash and cash equivalents and restricted cash	(26.8)	(41.7)
Cash and cash equivalents and restricted cash at the beginning of the period	815.0	684.8
Cash and cash equivalents and restricted cash at the end of the period	$788.2	$643.1
Supplemental schedule of cash flow information
Interest paid	$32.0	$36.5
Income taxes paid	$13.7	$19.7
Accrued capital expenditures	$2.6	$1.1

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for consolidated Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of net sales for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Beginning with the three months ended June 29, 2024, we revised our definition of Adjusted Net Income to adjust for discrete tax items, which are significant, unusual or infrequently occurring tax items. We have revised the prior period amounts to conform to our current period presentation.
Management uses Adjusted Gross Profit as an additional measure of operating performance. Adjusted Gross Profit is a non-GAAP measure that represents gross profit before certain items that impact the comparability of our results, such as restructuring costs and inventory adjustments, specific to the remeasurement of certain inventories on a Last-in-First-out (“LIFO”) basis. Adjusted Gross Profit margin is Adjusted Gross Profit expressed as a percentage of sales. We use Adjusted Gross Profit and Adjusted Gross Profit margin because it provides insight into the underlying profitability of our core operations by excluding items that are not indicative of ongoing business performance.
Core sales is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in average currency exchange rates and the first-year impacts of acquisitions and disposals, when applicable. Core sales growth is the change in core sales expressed as a percentage of prior period net sales. We present core sales growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended
(USD in millions)	March 28, 2026	March 29, 2025
Net income from continuing operations before taxes	$66.4	$68.6
Adjusted for:
Income tax expense	11.5	25.2
Interest expense	29.9	29.6
Depreciation and amortization	55.7	52.2
Transaction-related expenses (1)	0.5	0.4
Asset impairments	—	0.6
Restructuring expenses	0.7	1.6
Share-based compensation expense	6.3	6.1
Inventory impairments and adjustments (2) (included in cost of sales)	4.0	(1.0)
Restructuring related expenses (included in cost of sales)	2.5	1.2
Restructuring related expenses (included in SG&A)	1.3	1.5
Other expenses (income), excluding foreign currency transaction gain or loss and insurance recoveries(3)	(1.4)	1.3
Adjusted EBITDA	$177.4	$187.3

Net Sales	$851.1	$847.6
Net income from continuing operations margin	7.8%	8.1%
Adjusted EBITDA Margin	20.8%	22.1%

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Inventory adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis.
(3)
Other expenses (income) excludes foreign currency transaction losses of $3.5 million for the three months ended March 28, 2026; foreign currency transaction loss of $1.1 million for the three months ended March 29, 2025.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended
(USD in millions, except share numbers and per share amounts)	March 28, 2026	March 29, 2025
Net income attributable to shareholders	$59.7	$62.0
Adjusted for:
Loss on disposal of discontinued operations	0.2	0.3
Amortization of intangible assets arising from the 2014 acquisition of Gates	29.3	28.3
Transaction-related expenses (1)	0.5	0.4
Asset impairments	—	0.6
Restructuring expenses (2)	0.7	1.6
Restructuring related expenses (included in cost of sales)	2.5	1.2
Restructuring related expenses (included in SG&A)	1.3	1.5
Share-based compensation expense	6.3	6.1
Inventory impairments and adjustments (3) (included in cost of sales)	4.0	(1.0)
Adjustments relating to post-retirement benefits	5.4	0.4
Financing and other FX related losses	(4.6)	3.2
Discrete tax items (4)	(6.3)	0.1
Other adjustments	(1.4)	(1.3)
Estimated tax effect of the above adjustments	(8.9)	(9.5)
Adjusted Net Income	$88.7	$93.9

Diluted weighted-average number of shares outstanding	256,872,424	261,567,906
Adjusted Net Income per diluted share	$0.35	$0.36

(1)	Transaction-related expenses related primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and included costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Inventory adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis.
(4)	Discrete tax items include changes in uncertain tax positions relating to prior years, changes in tax laws or rates, changes in valuation allowances, excess tax benefits on stock option exercises, and prior year adjustments in various foreign jurisdictions in which returns were filed.

Gates Industrial Corporation plc
Reconciliation of Gross Profit to Adjusted Gross Profit
(Unaudited)

	Three months ended
(USD in millions)	March 28, 2026	March 29, 2025
Net sales	$851.1	$847.6
Cost of sales	513.1	503.0
Gross Profit	338.0	344.6
Inventory adjustments (1) (included in cost of sales)	4.0	(1.0)
Restructuring related expenses (included in cost of sales)	2.5	1.2
Adjusted Gross Profit	344.5	344.8

Gross Profit margin	39.7%	40.7%
Adjusted Gross Profit margin	40.5%	40.7%

(1)	Inventory adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Sales Growth
(Unaudited)

	Three months ended March 28, 2026
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended March 28, 2026 (1)	$533.2	$317.9	$851.1
Impact on net sales of movements in currency rates	(19.2)	(8.7)	(27.9)
Core sales for the three months ended March 28, 2026	$514.0	$309.2	$823.2

Net sales for the three months ended March 29, 2025	527.2	320.4	847.6
Increase (decrease) in net sales	6.0	(2.5)	3.5
Decrease in net sales on a core basis (core sales)	$(13.2)	$(11.2)	$(24.4)

Net sales increase (decrease)	1.1%	(0.8%)	0.4%
Core sales decrease	(2.5%)	(3.5%)	(2.9%)

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."